Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inno Holdings Inc.

We hereby consent to the incorporation by reference of our report dated December 9, 2024, relating to the consolidated financial statements of Inno Holdings Inc., included in the Registration Statement on Form S-3.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

December 26, 2024